UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 15, 2007

Date of Report (Date of earliest event reported)

NewStar Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33211	54-2157878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Boylston Street, Suite 1600, Boston, MA 02116

(Address of Principal Executive Offices)    (Zip Code)

(617) 848-2500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On May 15, 2007, NewStar Financial, Inc. (the “Company”) entered into the Master Participation Agreement dated as of May 4, 2007 among NewStar Arcturus CLO I Ltd., (the “Seller”), Citigroup Financial Products, Inc. (the “Participant”) and NewStar Asset Management LLC as collateral manager (the “Collateral Manager”). The Master Participation Agreement establishes an agreement where the Seller, itself or acting through the Collateral Manager, may from time to time propose to sell to the Participant, and the Participant may from time to time propose to purchase from the Seller, an undivided interest in (i) certain loan obligations and participations therein owned by the Seller (together, “Obligations”) and (ii) all rights and obligations of the Seller with respect to the Obligations, as may be agreed upon in one or more confirmations of sale to the extent and on the terms and conditions set forth within the Master Participation Agreement.

On May 15, 2007, the Company entered into the Asset Acquisition Agreement dated as of May 4, 2007 by and among the Seller, the Collateral Manager and Citigroup Financial Products Inc. (“CFPI”). The parties entered into the Asset Acquisition Agreement to evidence, among other things, the agreements of the Seller, the Collateral Manager and CFPI with respect to (i) the acquisition by the Seller of certain qualifying obligations (“Portfolio Obligations”), (ii) the financing by CFPI of the Seller’s purchase of Portfolio Obligations, and (iii) the appointment of the Collateral Manager to perform, on behalf of the Seller, certain duties with respect to the Portfolio Obligations.

The Master Participation Agreement and the Asset Acquisition Agreement are filed as Exhibits 10.1 and 10.2, respectively to this report, and the descriptions of these documents within this report are qualified in their entirety by the full text set forth in those exhibits, which is incorporated herein by this reference.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Master Participation Agreement dated as of May 4, 2007. Filed herewith.

10.2	Asset Acquisition Agreement dated as of May 4, 2007. Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWSTAR FINANCIAL INC.

Date: May 21, 2007	By:	/s/ JOHN K. BRAY
John K. Bray
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Master Participation Agreement dated as of May 4, 2007. Filed herewith.

10.2	Asset Acquisition Agreement dated as of May 4, 2007. Filed herewith.